EXHIBIT 99.1
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For further information, please contact:
Edward H. Sibbald, Executive Vice President (708) 865-1053

                      MIDWEST BANC HOLDINGS, INC. ANNOUNCES
                            STOCK REPURCHASE PROGRAM

MELROSE PARK, IL (October 4, 2001) -- Midwest Banc Holdings, Inc. (Nasdaq:
MBHI), a community-based bank holding company, today announced that its Board of Directors approved a stock repurchase program pursuant to which the Company may repurchase up to 50,000 shares of its outstanding common stock, representing less than 0.5% of the 10.7 million common shares currently outstanding. The shares may be purchased from time to time in the open market or in privately negotiated transactions as market conditions warrant. Shares repurchased will be available for issuance under the Company's stock option plan and other general corporate purposes.

During the 1998-2000 period, Midwest Banc Holdings, Inc. successfully completed three stock repurchase plans and reacquired 550,000 shares of its common stock outstanding.

Midwest Banc Holdings, Inc. provides a wide range of retail and commercial banking services, personal and corporate trust services, residential mortgage origination and securities and insurance brokerage activities throughout the greater Chicago metropolitan area and Western Illinois. The Company's four principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Bank of Hinsdale, Midwest Bank of McHenry County and Midwest Bank of Western Illinois.

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